Exhibit 10.16.2

KEY ENERGY SERVICES, INC.
2014 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, including the Appendices attached hereto (this “Agreement”), dated as of __________, 2014 (the “Date of Grant”), is made by and between Key Energy Services, Inc., a Maryland corporation (the “Company”), and the employee named in the Award Summary delivered in connection with this grant (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Key Energy Services, Inc. 2014 Equity and Cash Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock of the Company may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of restricted shares of Common Stock provided for herein (the “Restricted Stock Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration for the services rendered by the Participant to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of Restricted Stock Award. Pursuant to Section 7.1 of the Plan, the Company hereby issues to the Participant on the Date of Grant the Restricted Stock Award consisting of, in the aggregate, «Shares» shares of Restricted Stock of the Company (hereinafter called the “Restricted Shares”) having the rights and subject to the restrictions set out in this Agreement and the Plan. The Restricted Shares shall vest in accordance with Section 4 hereof.
2.Incorporation by Reference. The provisions of the Plan including, without limitation, Sections 11, 12, 14.5, 14.6, and 14.7 thereof, are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.
3.Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the Restricted Shares are that they will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of (i) the Participant’s termination of employment during the Restricted Period (as defined below), except as otherwise provided in Section 4, or (ii) any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Shares made or attempted during the Restricted Period, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

4.Vesting. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse on the date or dates, as the case may be, set forth on Exhibit A to this Agreement (each a “Vesting Date,” and, with respect to each Restricted Share, the period beginning on the Date of Grant and ending on the applicable Vesting Date for such share, the “Restricted Period”); provided, that, the Participant is still in Continuous Service with the Company on such Vesting Date.
(a)Death, Disability. The Restricted Period shall expire and all restrictions will lapse with respect to 100% of the Restricted Shares upon the termination of the Participant’s Continuous Service due to death or Disability prior to the Vesting Date.
(b)Termination Following a Change in Control. The Restricted Period shall expire and all restrictions will lapse with respect to 100% of the Restricted Shares upon termination of the Participant’s Continuous Service by the Company without Cause that occurs prior to the Vesting Date and upon, or within 24 months following, a Change in Control.
(c)Effect of Individual Employment Agreement. Notwithstanding any provision herein, if the Participant and the Company or one of its Affiliates are parties to an employment agreement that provides that the Participant is entitled to vesting of equity-based incentives if the Participant’s Continuous Service terminates under specified circumstances, then the Restricted Stock Award will vest in accordance with the provisions of the employment agreement upon termination of the Participant’s Continuous Service under the circumstances described therein. If the Participant and the Company or one of its Affiliates are parties to an employment agreement that provides for vesting solely on account of a change in control (as defined in the employment agreement) without regard to whether a termination of Continuous Service occurs, the Participant hereby waives the Participant’s right to accelerated vesting solely on account of a change in control under such provision as applicable to the Restricted Stock Award and hereby acknowledges that, notwithstanding any provision of the employment agreement to the contrary, the Restricted Shares shall not become vested solely on account of a change in control. This waiver shall supersede the otherwise applicable provisions of the employment agreement.
(d)Termination of Continuous Service. Except as otherwise set forth in Section 4(a), (b) or (c) above, if the Participant’s Continuous Service terminates for any reason at any time prior to the Vesting Date, the unvested Restricted Shares will be forfeited and all of the Participant’s rights to such shares of Common Stock shall immediately terminate.
(e)Disputes. If the Participant’s Continuous Service terminates prior to the Vesting Date, and there exists a dispute between the Participant and the Company or the Committee as to the satisfaction of the conditions to the lapse of the restrictions or the terms and conditions of the grant, the Restricted Shares shall remain subject to the restrictions until the resolution of such dispute, except that any distributions that may be payable to the holders of record of Common Stock as of a date during the period from termination of the Participant’s Continuous Service to the resolution of such dispute shall:
(i)     to the extent to which such distributions would have been payable to the Participant on the Restricted Shares under the terms hereof, be held by the Company as part of its general funds, and shall be paid to or for the account of the Participant only upon, and in the event of, a resolution of such dispute in a manner favorable to the Participant, and then only with respect to such of the Restricted Shares as to which such resolution shall be so favorable, subject to compliance with Section 409A of the Code, if applicable, or an exception thereunder, and
(ii)    be retained by the Company in the event of a resolution of such dispute in a manner unfavorable to the Participant only with respect to such of the Restricted Shares as to which such resolution shall be so unfavorable.

5.Taxes.
(a)Tax Withholding. All shares of Common Stock and other payments under this Agreement are subject to applicable foreign, federal, state, or local tax withholding, and the Company shall have the right to withhold from any compensation paid to the Participant any such tax withholding amounts. Shares of Vested Restricted Stock shall be withheld to satisfy applicable tax withholding with respect to such shares, up to the minimum amount of tax required to be withheld by applicable law, unless, to the extent permitted by the Committee, the Participant elects to satisfy such withholding obligation in another manner, consistent with procedures established by the Committee.
(b)Section 83(b) of the Code. If the Participant properly elects, within thirty (30) days after the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares as of the Date of Grant pursuant to Section 83(b) of the Code, to the extent required by law, the Participant shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company, in the year of such grant, any federal, state or local taxes required to be withheld with respect to the Restricted Shares. If the Participant fails to make such payments, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Shares.
6.Rights as Shareholders; Dividends. The Participant shall be the record owner of the Restricted Shares unless and until such shares of Common Stock are cancelled or rescinded pursuant to the terms of the Plan or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody.
7.Certificates. Reasonably promptly following the Date of Grant, the Company shall either cause to be issued to the Participant a certificate in respect of the Restricted Shares or reflect ownership thereof in book-entry form on the Company’s books and records. If a certificate for Restricted Shares is issued, such certificate shall bear the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE KEY ENERGY SERVICES, INC. 2014 EQUITY AND CASH INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF ___________________ ENTERED INTO BETWEEN THE REGISTERED OWNER AND KEY ENERGY SERVICES, INC. A COPY OF THE PLAN AND THE AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF KEY ENERGY SERVICES, INC.”
If a certificate for Restricted Shares is issued, the Committee shall require that such certificate evidencing such shares of Common Stock be delivered upon issuance to the Company or such other depository as may be designated by the Committee as a depository for safekeeping until the restrictions set forth herein and in the Plan lapse. At the expiration of the restrictions, the Company shall deliver to the Participant (or his legal representative, beneficiary or heir, if applicable) any stock certificates for the shares of Common Stock deposited with it free from legend except as otherwise provided by the Plan or as otherwise required by applicable law.
8.Restrictive Covenants. If the Participant’s primary work location is in a State other than California, then the provisions of Appendix A attached hereto shall apply to the Participant. If the Participant’s primary work location is in California, then the provisions of Appendix B attached hereto shall apply to the Participant.
9.Compliance with Laws, Regulations and Company Policies. The issuance and transfer of the Restricted Shares and any Common Stock pursuant to this Restricted Stock Award shall be subject to compliance by the Company and the Participant with all applicable requirements of state and federal laws and regulatory agencies and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. This Restricted Stock Award shall also be subject to any applicable clawback or recoupment policies, share trading and stock ownership policies, and other policies that may be implemented by the Board from time to time.
10.Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
11.Refusal to Transfer. The Company will not be required to (a) register any transfer of shares of Common Stock on its register of stockholders if such shares of Common Stock have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) treat as owner of such shares of Common Stock, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock have been so transferred.
12.No Right to Continuous Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s Continuous Service at any time.
13.Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:
if to the Company:
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Facsimile: 713-651-4559
Attention: General Counsel
if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands, and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
14.Bound by Plan. By accepting this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.
15.Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the legal representative of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

16.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors, administrators, heirs, and successors of the Participant.
17.Amendment of Restricted Stock Award. Subject to Section 18 of this Agreement and subject to the terms of the Plan, the Committee at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, that the Participant’s rights under this Restricted Stock Award shall not be impaired by any such amendment unless the Company requests the Participant’s consent and the Participant consents in writing, or except as otherwise permitted under the Plan.
18.Adjustment Upon Changes in Capitalization; Change in Control. Restricted Stock Awards may be adjusted as provided in the Plan including, without limitation, Section 11 of the Plan. The Participant, by the Participant’s execution and entry into this Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter. In addition, in the event of a Change in Control, the Committee may take such actions as it deems appropriate under Section 12 of the Plan.
19.Authority of the Committee. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decisions shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.
20.Governing Law and Venue. The provisions of this Agreement shall be construed and enforced in accordance with the laws and decisions of the State of Texas, without regard to Texas’ conflict of law principles. Any dispute or conflict between the parties shall be brought in a state or federal court located in Harris County, Texas. The parties hereto submit to jurisdiction and venue in Harris County, Texas and all objections to such venue and jurisdiction are hereby waived.
21.Severability. If any provision of this Agreement or any part of any provision of this Agreement is determined to be unenforceable for any reason whatsoever, it shall be severable from the rest of the Agreement and shall not invalidate or affect the other portions or parts of this Agreement, which shall remain in full force and effect. Furthermore, each covenant contained in this Agreement shall stand independently and be enforceable without regard to any other covenants or to any other provisions of this Agreement.
22.Waiver. The waiver by the Company of a breach of any provision contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or as a waiver of any other provisions of this Agreement.
23.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.
24.Right to Reject Restricted Stock Award; Deemed Acceptance.
If the Participant DOES NOT WISH TO ACCEPT this Restricted Stock Award and to be bound by the terms and conditions of this Agreement, the Participant must provide written notice of the Participant’s desire to reject this Restricted Stock Award within 30 days of the receipt of this Agreement and such written notice must be signed and dated. Such written notice must be sent to:
Key Energy Services
Attention: Legal Department
1301 McKinney Street
Suite 1800
Houston, Texas, 77010

If the Participant does not provide timely written notice of rejection of the Restricted Stock Award and the Participant does not electronically acknowledge and accept this Restricted Stock Award within 30 days of receipt of this Agreement, the Participant shall be DEEMED to: (a) acknowledge receipt of the Plan incorporated herein, (b) confirm that the prospectus for the Plan has been made available to the Participant, (c) acknowledge that he or she has read this Agreement, the Plan and the Plan prospectus and understands the terms and conditions of them, (d) accept the Restricted Stock Award described in this Agreement, (e) agree to be bound by the terms of the Plan and this Agreement, and (f) agree that all decisions and determinations of the Committee with respect to the Restricted Stock Award shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under this Restricted Stock Award.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement effective as of the Date of Grant set forth above.

KEY ENERGY SERVICES, INC.

By:____________________________
Name:
Title:

Address:
1301 McKinney Street,
Suite 1800
Houston, Texas 77010

By deemed acceptance as described in Section 24 above, the Participant (a) acknowledges receipt of the Plan incorporated herein, (b) confirms that the prospectus for the Plan has been made available to the Participant, (c) acknowledges that he or she has read this Agreement, the Plan and the Plan prospectus and understands the terms and conditions of them, (d) accepts the Restricted Stock Award described in this Agreement, (e) agrees to be bound by the terms of the Plan and this Agreement, and (f) agrees that all decisions and determinations of the Committee with respect to the Restricted Stock Award shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under the Restricted Stock Award.

The undersigned hereby accepts the terms of this Agreement and the Plan.

«Name1»

ADDRESS:	«Address1»

«City», «StateProvince» «Postal_code»

EMPLOYEE ID NUMBER: «Account_Number»

EXHIBIT A

RESTRICTED STOCK VESTING

VESTED RESTRICTED STOCK	VESTING DATE
One-third (1/3) of the Restricted Shares	The first anniversary of the Date of Grant
One-third (1/3) of the Restricted Shares	The second anniversary of the Date of Grant
One-third (1/3) of the Restricted Shares	The third anniversary of the Date of Grant

APPENDIX A
The provisions of this Appendix A shall apply to the Participant if the Participant’s primary work location is in a State other than California.
(a)The Participant acknowledges that the Company and its Affiliates (collectively, the “Key Energy Companies”) will provide the Participant with “Confidential Information” throughout the Participant’s employment with the Key Energy Companies. In addition to its meaning under the applicable law, Confidential Information shall include all non-public information owned, possessed, developed, or used by the Key Energy Companies, whether or not created or maintained in written form, which constitutes, relates to, or refers to the Key Energy Companies or their business, including, but not limited to, any and all of the following: techniques, know-how, policies, procedures, intellectual property, technology, procurement requirements, purchasing and financial information, accounting information, manufacturing information, customer lists, data, and information, pricing, procedures and methods, strategies, expenditures, business plans and forecasts, marketing and financial information, costs, business prospects, business opportunities, financial data, commercial data, custom or proprietary data, prices, trade secrets, designs, design specifications, strategic plans, product development information (or other proprietary product data), marketing plans, processes, techniques, formulas, inventions, devices, training manuals, training materials, computer programs, databases, client documents, client lists, client contact information, risk management, engineering data, analytical models, vendor lists, vendor contact information, employee names, compensation, competencies, skills, performance or other employee information, and any similar or other non-public or proprietary information. The Participant agrees that Confidential Information shall be and remain the sole and absolute property of the Key Energy Companies. Upon termination of the Participant’s Continuous Service for any reason, the Participant shall immediately return to the Key Energy Companies all documents and materials that contain or constitute Confidential Information of the Key Energy Companies, in any form whatsoever, including, but not limited to, all copies, summaries, and abstracts thereof. The Participant agrees not to disclose, use, re-create, copy, duplicate, or otherwise permit the use, re-creation, disclosure, unauthorized copying, or duplication of any Confidential Information of the Key Energy Companies other than in connection with authorized activities conducted in the course of the Participant’s service with the Key Energy Companies for the benefit of the Key Energy Companies. All Confidential Information that by its nature cannot be returned, including, but not limited to, electronic information, shall be obliterated and destroyed upon termination of the Participant’s Continuous Service.
(b)Good-Will. As a result of the Restricted Shares granted herein, and/or the Participant’s position with the Key Energy Companies, the Participant will develop and cultivate the business Good-Will of the Key Energy Companies, which includes but is not limited to the relationships between the Key Energy Companies and its Customers or Other Third Parties, as defined herein (“Good-Will”). The Participant understands and acknowledges that the restrictive covenants herein are in part designed to protect the Good-Will of the Key Energy Companies.
(c)Non-Competition. In exchange for the Confidential Information provided to the Participant as described in Section (a) above, the grant of the Restricted Shares hereunder, and the Good-Will of the Key Energy Companies associated with the Restricted Shares as described in Section (b) above, employment, and other consideration as provided herein, the Participant agrees that the Participant will not, directly or indirectly, own, manage, operate, join, become an employee of, control, or participate in any manner in any Competing Business during the Prohibited Period within the Restricted Area.

(d)Non-Solicitation of Service Providers. In exchange for the Confidential Information provided to the Participant as described in Section (a) above, the grant of the Restricted Shares hereunder, employment, and other consideration as provided herein, the Participant agrees that the Participant will not, directly or indirectly, solicit any Service Provider of the Key Energy Companies to leave his or her employment or service with the Key Energy Companies, employ or seek to employ, or hire or seek to hire, any Service Provider of the Key Energy Companies, or cause or induce any Competing Business to solicit or employ any Service Provider of the Key Energy Companies during the Prohibited Period within the Restricted Area.
(e)Non-Solicitation of Customers or Other Third Parties. In exchange for the Confidential Information provided to the Participant as described in Section (a) above, the grant of the Restricted Shares hereunder, employment, and other consideration as provided herein, the Participant agrees that the Participant will not, directly or indirectly, recruit, solicit, or otherwise induce or influence in any way any of the then existing Customers or Other Third Parties to discontinue or reduce the extent of their business relationship with the Key Energy Companies during the Prohibited Period within the Restricted Area.
(f)Definitions. For purposes of this Appendix A:
i)“Business” means any and all onshore or offshore oil and gas services provided by the Key Energy Companies to any client or customer of the Key Energy Companies.
ii)“Competing Business” means any business, individual, partnership, firm, corporation, or other entity (other than the Key Energy Companies) that engages in any aspect of the Business with which the Participant was involved within 12 months before the termination of the Participant’s Continuous Service, or provides services so similar in nature to those which the Key Energy Companies provide and with which the Participant was involved within 12 months before the termination of the Participant’s Continuous Service that it would displace business opportunities or customers of the Key Energy Companies, within the Restricted Area. The Participant will be considered to be involved with an aspect of the Business if the Participant has business-related interactions, or receives Confidential Information, with respect to such aspect of the Business.
iii)“Customers or Other Third Parties” means any customers, distributors, or sales representatives of the Key Energy Companies with whom the Participant had direct business dealings, or otherwise had access to Confidential Information about, during the Participant’s employment with the Key Energy Companies.
iv)“Prohibited Period” means the period during which the Participant is employed by the Key Energy Companies and the twelve (12) month period following the date on which the Participant’s Continuous Service terminates for any reason.
v)If the Participant at any time works primarily at a facility other than in Louisiana, “Restricted Area” means the 100 mile radius surrounding the location where the Participant primarily performed services or reported during the last two (2) years of the Participant’s period of employment with the Key Energy Companies. If the Participant at any time works primarily at a facility in Louisiana, then “Restricted Area” means the 100 mile radius surrounding any of the following parishes in which the Participant primarily performed services or reported during the last two (2) years of Participant’s period of employment with the Key Energy Companies: Calcasieu, Terrebonne, Jefferson Davis, and/or St. Martin.
vi)“Service Provider” means any person who is personally providing services to the Key Energy Companies as an employee, consultant or independent contractor.

(g)Effect of Employment or Other Agreement. Notwithstanding the foregoing, in the event of any inconsistency between the covenants set forth above in Sections (a), (b), (c), (d), or (e) and the restrictive covenants in any written employment or other agreement entered into between any of the Key Energy Companies and the Participant, the restrictive covenants of such employment or other agreement shall control; provided, that, Sections (i) and (j) of this Appendix A shall apply to the Restricted Stock Award in the event of any breach of the restrictive covenants of such employment or other agreement.
(h)Enforceability. The parties agree that if the scope or enforceability of the covenants set forth in this Appendix A are in any way disputed at any time, it is the intent of the parties that a court or other trier of fact modify and enforce the covenants to the extent required to render them enforceable.
(i)Injunctive Relief and Other Equitable Relief. The Participant acknowledges and agrees that the business of the Key Energy Companies is highly competitive, that the Confidential Information has been developed by the Key Energy Companies at significant expense and effort, and that the restrictions contained in this Appendix A are reasonable and necessary to protect the legitimate business interests of the Key Energy Companies. The Participant acknowledges that the services the Participant will render to the Key Energy Companies are of a special, unique, and extraordinary character, which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law. By reason of this, the Participant consents and agrees that in addition to any other remedies the Key Energy Companies may have at law, the forfeiture requirements set forth in Section (j) below, and the remedies set forth in Section 14.5 of the Plan, if the Participant violates any provision or covenant set forth in this Appendix A, the Key Energy Companies shall be entitled to the remedies of injunction, specific performance, and other equitable relief. This Appendix A shall not, however, be construed as a waiver of any of the rights to which the Key Energy Companies may be entitled for damages or otherwise.
(j)The Participant acknowledges and agrees that in the event the Participant breaches any of the covenants or agreements contained in this Appendix A (including covenants described in Section (g)):
i)The Committee may in its discretion determine that the Participant shall forfeit all of the outstanding Restricted Shares, and the outstanding Restricted Shares shall immediately terminate, and
ii)The Committee may in its discretion require the Participant to return to the Company any Common Stock received in settlement of the Restricted Stock Award and any dividends paid on Restricted Shares; provided, that, if the Participant has disposed of any such Common Stock, then the Committee may require the Participant to pay to the Company, in cash, the Fair Market Value of such shares of Common Stock as of the date of disposition, in such manner and on such terms as may be required by the Committee. The Company shall be entitled to set-off against such amounts any amount owed to the Participant by the Company, subject to compliance with Section 409A of the Code, if applicable. The Committee shall exercise the right of recoupment provided in this Section (j)(ii) within one year after the Participant’s breach of any of the covenants or agreements contained in this Appendix A (including covenants described in Section (g)).

APPENDIX B

The provisions of this Appendix B shall apply to the Participant if the Participant’s primary work location is in California.
(a)The Participant acknowledges that the Company and its Affiliates (collectively, the “Key Energy Companies”) will provide the Participant with “Confidential Information” throughout the Participant’s employment with the Key Energy Companies. In addition to its meaning under the applicable law, Confidential Information shall include all non-public information owned, possessed, developed, or used by the Key Energy Companies, whether or not created or maintained in written form, which constitutes, relates to, or refers to the Key Energy Companies or their business, including, but not limited to, any and all of the following: techniques, know-how, policies, procedures, intellectual property, technology, procurement requirements, purchasing and financial information, accounting information, manufacturing information, customer lists, data, and information, pricing, procedures and methods, strategies, expenditures, business plans and forecasts, marketing and financial information, costs, business prospects, business opportunities, financial data, commercial data, custom or proprietary data, prices, trade secrets, designs, design specifications, strategic plans, product development information (or other proprietary product data), marketing plans, processes, techniques, formulas, inventions, devices, training manuals, training materials, computer programs, databases, client documents, client lists, client contact information, risk management, engineering data, analytical models, vendor lists, vendor contact information, employee names, compensation, competencies, skills, performance or other employee information, and any similar or other non-public or proprietary information. The Participant agrees that Confidential Information shall be and remain the sole and absolute property of the Key Energy Companies. Upon termination of the Participant’s Continuous Service for any reason, the Participant shall immediately return to the Key Energy Companies all documents and materials that contain or constitute Confidential Information of the Key Energy Companies, in any form whatsoever, including, but not limited to, all copies, summaries, and abstracts thereof. The Participant agrees not to disclose, use, re-create, copy, duplicate, or otherwise permit the use, re-creation, disclosure, unauthorized copying, or duplication of any Confidential Information of the Key Energy Companies other than in connection with authorized activities conducted in the course of the Participant’s service with the Key Energy Companies for the benefit of the Key Energy Companies. All Confidential Information that by its nature cannot be returned, including, but not limited to, electronic information, shall be obliterated and destroyed upon termination of the Participant’s Continuous Service.
(b)Non-Solicitation of Service Providers. In exchange for the Confidential Information provided to the Participant as described in Section (a) above, the grant of the Restricted Shares hereunder, employment, and other consideration as provided herein, the Participant agrees that the Participant will not, directly or indirectly, solicit any Service Provider of the Key Energy Companies to leave his or her employment or service with the Key Energy Companies, employ or seek to employ, or hire or seek to hire, any Service Provider of the Key Energy Companies, or cause or induce any Competing Business to solicit or employ any Service Provider of the Key Energy Companies during the Prohibited Period within the Restricted Area.
(c)Non-Solicitation of Customers or Other Third Parties. In exchange for the Confidential Information provided to the Participant as described in Section (a) above, the grant of the Restricted Shares hereunder, employment, and other consideration as provided herein, the Participant agrees that the Participant will not, on behalf of a Competing Business or otherwise, use or disclose, or assist others in using or disclosing, the Key Energy Companies’ trade secrets or Confidential Information for the purposes of directly or indirectly soliciting, accepting as a client, or performing services of any type that the Key Energy Companies provides or renders for any person or entity, including any current or former client of the Key Energy Companies.
(d)Definitions. For purposes of this Appendix B:
i)“Business” means any and all onshore or offshore oil and gas services provided by the Key Energy Companies to any client or customer of the Key Energy Companies.
ii)“Competing Business” means any business, individual, partnership, firm, corporation, or other entity (other than the Key Energy Companies) that engages in any aspect of the Business with which the Participant was involved within 12 months before the termination of the Participant’s Continuous Service, or provides services so similar in nature to those which the Key Energy Companies provide and with which the Participant was involved within 12 months before the termination of the Participant’s Continuous Service that it would displace business opportunities or customers of the Key Energy Companies, within the Restricted Area. The Participant will be considered to be involved with an aspect of the Business if the Participant has business-related interactions, or receives Confidential Information, with respect to such aspect of the Business.
iii)“Customers or Other Third Parties” means any customers, distributors, or sales representatives of the Key Energy Companies with whom the Participant had direct business dealings, or otherwise had access to Confidential Information about, during the Participant’s employment with the Key Energy Companies.
iv)“Prohibited Period” means the period during which the Participant is employed by the Key Energy Companies and the twelve (12) month period following the date on which the Participant’s Continuous Service terminates for any reason.
v)“Restricted Area” means the 100 mile radius surrounding any location where the Participant performed services, reported or regularly attended during the last two (2) years of the Participant’s period of employment with the Key Energy Companies.
vi)“Service Provider” means any person who is personally providing services to the Key Energy Companies as an employee, consultant or independent contractor.
(e)Effect of Employment or Other Agreement. Notwithstanding the foregoing, in the event of any inconsistency between the covenants set forth above in Sections (a), (b) or (c) and the restrictive covenants in any written employment or other agreement entered into between any of the Key Energy Companies and the Participant, the restrictive covenants of such employment or other agreement shall control; provided that, Sections (g) and (h) of this Appendix B shall apply to the Restricted Stock Award in the event of any breach of the restrictive covenants of such employment or other agreement.
(f)The parties agree that if the scope or enforceability of the covenants set forth in this Appendix B are in any way disputed at any time, it is the intent of the parties that a court or other trier of fact modify and enforce the covenants to the extent required to render them enforceable.
(g)Injunctive Relief and Other Equitable Relief. The Participant acknowledges and agrees that the business of the Key Energy Companies is highly competitive, that the Confidential Information has been developed by the Key Energy Companies at significant expense and effort, and that the restrictions contained in this Appendix B are reasonable and necessary to protect the legitimate business interests of the Key Energy Companies. The Participant acknowledges that the services the Participant will render to the Key Energy Companies are of a special, unique, and extraordinary character, which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law. By reason of this, the Participant consents and agrees that in addition to any other remedies the Key Energy Companies may have at law, the forfeiture requirements set forth in Section (h) below, and the remedies set forth in Section 14.5 of the Plan, if the Participant violates any provision or covenant set forth in this Appendix B, the Key Energy Companies shall be entitled to the remedies of injunction, specific performance, and other equitable relief. This Appendix B shall not, however, be construed as a waiver of any of the rights to which the Key Energy Companies may be entitled for damages or otherwise.
(h)The Participant acknowledges and agrees that in the event the Participant breaches any of the covenants or agreements contained in this Appendix B (including covenants described in Section (e)):
i)The Committee may in its discretion determine that the Participant shall forfeit all of the outstanding Restricted Shares, and the outstanding Restricted Shares shall immediately terminate, and
ii)The Committee may in its discretion require the Participant to return to the Company any Common Stock received in settlement of the Restricted Stock Award and any dividends paid on Restricted Shares; provided, that, if the Participant has disposed of any such Common Stock, then the Committee may require the Participant to pay to the Company, in cash, the Fair Market Value of such shares of Common Stock as of the date of disposition, in such manner and on such terms as may be required by the Committee. The Company shall be entitled to set-off against such amounts any amount owed to the Participant by the Company, subject to compliance with Section 409A of the Code, if applicable. The Committee shall exercise the right of recoupment provided in this Section (h)(ii) within one year after the Participant’s breach of any of the covenants or agreements contained in this Appendix B (including covenants described in Section (e)).